UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On June 29, 2026, Simon Kearney became as a member of Nixxy, Inc. (the “Company”) Board of Directors (the “Board”). Mr. Kearney, 60, is a senior business owner-operator with decades of leadership in hospitality, commercial real estate, asset management, and strategic growth initiatives. Since January 2012, he has served as President and CEO of Kilkenny LLC, and since January 2015, he has served as President and CEO of Killane LLC, where he provided management duties for real estate holdings. He also served as President of Kilnock, Inc. from March 2003 until September 2023.

There is no arrangement or understanding between Mr. Kearney and any other persons pursuant to which Mr. Kearney was appointed to his position. There are no family relationships between Mr. Kearney and any of the Company’s officers or directors. There are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Kearney has a material interest subject to disclosure under Item 404(a) of Regulation S-K, or which has not previously been disclosed.

As compensation for his appointment as a member of the Board, Mr. Kearney was granted (a) 50,000 shares of common stock under the Company’s 2024 Equity Incentive Plan (the “Plan”) (the “Initial Shares”); and (b) for each year of service, beginning for and pro-rated for the current year, and for each year that Mr. Kearney continues to be a member of the Board, 50,000 shares of common stock that vest in four even quarterly payments; and (c) a monthly payment of $2,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: July 2, 2026	By:	/s/ David Kratochvil
	Name:	David Kratochvil
	Title:	Chief Executive Officer

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